Exhibit (e)(1)(ii)

                         NEUBERGER BERMAN EQUITY FUNDS
                                  TRUST CLASS
                      DISTRIBUTION AND SERVICES AGREEMENT

                                   SCHEDULE A


         The Series currently subject to this Agreement are as follows:

         Neuberger Berman Focus Fund
         Neuberger Berman Guardian Fund
         Neuberger Berman Millennium Fund
         Neuberger Berman Partners Fund
         Neuberger Berman Real Estate Fund
         Neuberger Berman Regency Fund
         Neuberger Berman Socially Responsive Fund


Dated: May 1, 2002